Exhibit 4.2

FLOWERS FOODS, INC.

OFFICER’S CERTIFICATE

MARCH 9, 2021

Reference is made to the Indenture dated as of April 3, 2012, by and between Flowers Foods, Inc. (the “Company”) and Wells Fargo Bank, National Association, as Trustee (the “Indenture”), and the Underwriting Agreement dated March 2, 2021 (the “Underwriting Agreement”), by and among the Company and BofA Securities, Inc. and Deutsche Bank Securities Inc., acting as representatives of the several Underwriters named therein, relating to the offer and sale by the Company of $500,000,000 aggregate principal amount of its 2.400% Senior Notes due 2031. Capitalized terms used but not otherwise defined in this Certificate or the exhibits thereto shall have the respective meanings given such terms in the Indenture. The undersigned Chief Financial Officer and Chief Accounting Officer, R. Steve Kinsey, hereby certifies pursuant to Section 2.02 of the Indenture that, on behalf of the Company, there is hereby established a Series of Notes (as that term is defined the Indenture), the terms of which shall be as follows:

(a)	Title: 2.400% Senior Notes due 2031 (the “2031 Notes”).

(b)	Principal Amount: $500,000,000.

(c)

Interest: Interest on the 2031 Notes will be 2.400%. Interest on the 2031 Notes will accrue from March 9, 2021 and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2021.

(d)	Form and Denominations: Fully-registered book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(e)	Form of Note: The 2031 Notes shall be in substantially the form attached hereto as Exhibit A.

(f)	Maturity: March 15, 2031.

(g)

Optional Redemption: Prior to December 15, 2030, the 2031 Notes are redeemable, in whole or in part, at the Company’s option at any time and from time to time under the circumstances described and on the terms specified in the Form of Note attached hereto as Exhibit A under “Optional Redemption.” In addition, on or after December 15, 2030, the 2031 Notes are redeemable, in whole or in part, at the Company’s option at any time and from time to time under the circumstances described and on the terms specified in the Form of Note attached hereto as Exhibit A under “Optional Redemption.”

(h)

Repurchase Upon Change of Control Triggering Event: If a Change of Control Triggering Event (as defined in the Form of Note) occurs, unless the Company has exercised its right to redeem the 2031 Notes in whole, it will be required to make an offer to repurchase all, or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof), of each Holder’s 2031 Notes under the circumstances described and on the terms specified in the Form of Note attached hereto as Exhibit A under “Repurchase Upon Change of Control Triggering Event.”

(i)	Sinking Fund: None.

(j)	Public Offering Price: 99.514% of principal amount of the 2031 Notes, plus accrued interest from March 9, 2021, if settlement occurs after that date.

(k)	Place of Payment: Payments of principal and interest on the 2031 Notes will be made to The Depository Trust Company as the registered owner of the global security.

(l)	Events of Default: Events of Default shall be set forth in Article 6 of the Indenture, as modified by the Form of Note attached hereto as Exhibit A under “Events of Default and Remedies.”

(m)

Cross Default: If an Event of Default with respect to the 2031 Notes shall occur and be continuing, the principal of the 2031 Notes may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Indenture; provided that under Section 6.01(4)(A) and (B) of the Indenture, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to $150,000,000 or more.

(n)	Restrictive Covenants: As set forth in Article 4 of the Indenture and clauses (p) and (q) below.

(o)	Limitations on Liens: As set forth in the Form of Note attached hereto as Exhibit A under “Limitation on Liens”.

(p)	Limitations on Sale and Leaseback Transactions: As set forth in the Form of Note attached hereto as Exhibit A under “Limitations on Sale and Leaseback Transactions”.

(q)	Defeasance: The Note shall be defeasible as provided in Article 8 of the Indenture, as modified by the Form of Note attached hereto as Exhibit A under “Defeasance”.

(r)	Trustee: Wells Fargo Bank, National Association.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the date first written above.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name:	R. Steve Kinsey
Title:	Chief Financial Officer and
Chief Accounting Officer

[Officer’s Certificate Establishing Terms of Notes]

Exhibit A

Form of Note